UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

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Aptose Biosciences Inc.

(Exact name of registrant as specified in its charter)

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Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105

Toronto, Ontario M2J 4R3
Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On September 6, 2023, Aptose Biosciences Inc., a Canadian corporation (the “Corporation”), entered into a subscription agreement (the “Subscription Agreement”) with Hanmi Pharmaceutical Co., Ltd., a corporation formed under the laws of the Republic of Korea (the “Hanmi Pharmaceutical”), pursuant to which the Corporation agreed to sell and issue to Hanmi Pharmaceutical and Hanmi Pharmaceutical agreed to purchase from the Corporation up to $7.0 million of the Corporation’s common shares (the “Common Shares”), at a purchase price per share of $4.448 (the “Purchase Price”), which represents a premium to the Nasdaq “Minimum Price” as defined under Rule 5635(d)(1)(A) under Nasdaq’s Listing Rules of $4.04 per common share for aggregate gross proceeds to the Corporation of up to $7.0 million (such transaction, the “Hanmi Investment”). Hanmi Pharmaceutical is a current shareholder of the Corporation and holds, as of the date of this current report, approximately 884,152 Common Shares which represents approximately 12.07% of our issued and outstanding Common Shares on a non-diluted basis. The Hanmi Investment was structured in two tranches. The first tranche of $3.0 million was paid upon the signing of the Subscription Agreement for the issuance of 668,449 Common Shares at the Purchase Price. The second tranche of $4.0 million (the “Second Tranche”) will be priced at a premium to the Nasdaq “Minimum Price” based on a formula set forth in the Subscription Agreement and will be paid upon the Corporation achieving the following milestones (“Milestones”): (i) receipt of a Certificate of Analysis for Pilot #5 drug substance manufacture; (ii) signing of three Change Orders with Lonza to allow the manufacture of tablets to proceed; and (iii) issuing a press release and related public disclosure by the Corporation of significant positive results related to clinical monotherapy or combination therapy with tuspetinib (HM43239) (the “Results Release”). The Subscription Agreement further provides that if the Results Release is not made on or before June 30, 2024, Hanmi Pharmaceutical shall have no obligation to complete the Second Tranche of the Hanmi Investment. In addition, the Subscription Agreement provides that Hanmi Pharmaceutical’s obligation to provide funding up to the full Hanmi Investment ($7.0 million) in the Second Tranche is subject to a 19.99% blocker whereby if the Hanmi Investment in the Corporation would result in it owning more than 19.99% of the Corporation’s Common Shares at the time of the Second Tranche, Hanmi Pharmaceutical would be required to fund the Second Tranche up to the 19.99% blocker and its funding obligations under the Subscription Agreement would be extinguished and the Corporation would not be entitled to additional investment from Hanmi under the Subscription Agreement even if the Corporation otherwise achieves the Milestones.

Investor Rights Agreement

In connection with the Hanmi Investment, the Corporation and Hanmi Pharmaceutical entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides, among other things, that so long as Hanmi Pharmaceutical owns at least 10% of the Corporation’s issued and outstanding Common Shares, Hanmi Pharmaceutical will have the right to designate for employment one or more individuals that are legally able to work in the United States or Canada (each an “Hanmi Nominee”) to a position or positions within the Corporation in applicable areas based on each Hanmi Nominee’s skills, education and experience. The parties agreed that the Hanmi Nominee shall be subject to the Corporation’s usual employment rules, practices, policies, evaluation procedures, as amended from time to time and the Corporation shall retain the right, in its sole discretion, to terminate such Hanmi Nominee’s appointment with the Corporation for violations of the Corporation’s employment rules, practices, policies and procedures. The parties also agreed that the Hanmi Nominee shall be entitled to salary, bonus, vacation, incentive payments and bonuses, expenses, allowances and any applicable benefits in amounts and to the extent consistent with employees of the Corporation serving or having recently served in a similar capacity with the Corporation with such amounts to be reimbursed to the Corporation by Hanmi Pharmaceutical. In the event that a visa or other permit is required to be obtained to permit the Hanmi Nominee to work in the United States or Canada the parties agreed that the Corporation would use its commercially reasonable efforts to assist the Hanmi Nominee with obtaining such visa or permit. The parties agreed that upon the nomination of the Hanmi Nominee that the parties would enter into a separate service agreement to outline the specific terms and conditions of the Hanmi Nominee’s appointment.

The Investor Rights Agreement also provides that from the closing of the Second Tranche if the Second Tranche closing occurs by June 30, 2024, or if not then from July 1, 2024, until the eighteen (18) month anniversary of the Subscription Agreement, that Hanmi Pharmaceutical will have the right to participate in a subsequent financing of the Corporation (the “Hanmi Participation Right”) up to an amount equal to Hanmi Pharmaceutical’s percentage ownership of the Common Shares. The Hanmi Participation Right is subject to certain notice provisions and will not apply to, (i) underwritten public offerings of Common Shares, (ii) “at-the-market” offerings or (iii) certain Exempt Issuances (as defined in the Subscription Agreement) which includes Common Shares issued under the Corporation’s equity incentive plans, securities issued in exchange for outstanding securities, securities issuable to lenders and securities issued pursuant to acquisitions or strategic transactions.

The Investor Rights Agreement also provides for customary demand and piggyback registration rights to Hanmi Pharmaceutical. Hanmi Pharmaceutical is entitled to two (2) demand registrations where Hanmi Pharmaceutical can require the Corporation to register on a registration statement the Common Shares it receives as part of the Hanmi Investment. Hanmi Pharmaceutical was also granted piggyback registration rights where if the Corporation proposes to file a registration statement, Hanmi Pharmaceutical, at its own cost and expense can have its Common Shares included on that registration statement on the same term and conditions as any similar securities of the Corporation.

The foregoing descriptions of the Subscription Agreement and the Investor Rights Agreement are qualified in their entirety by reference to the full text of the Subscription Agreement and the Investor Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Common Shares in the Hanmi Investment including the issuances upon the closing of the Second Tranche (if any) is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1*	Subscription Agreement
10.2*	Investor Rights Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: September 12, 2023	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer